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                                    EXHIBIT A

                                    AGREEMENT
                                       TO
                            JOINTLY FILE SCHEDULE 13D

         The undersigned hereby agree to jointly prepare and file with regulatory authorities a Schedule 13D and any future amendments thereto reporting each of the undersigned's ownership of securities of UnionBancorp, Inc. and hereby affirm that such Schedule 13D is being filed on behalf of each of the undersigned.



DATE: October 23, 2000                          PAULA WOLFF
      Chicago, Illinois                         /s/ Paula Wolff
                                                ------------------------------
                                                An Individual



DATE: October 23, 2000                          WAYNE W. WHALEN
      Chicago, Illinois                         /s/ Wayne W. Whalen
                                                ------------------------------
                                                An Individual


DATE: October 23, 2000                          WPW. ASSOCIATES, L.P. a Georgia
      Chicago, Illinois                         Limited Partnership

                                                By: /s/ Wayne W. Whalen
                                                    --------------------------
                                                Name:   Wayne W. Whalen
                                                Title:  General Partner




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